                                                                  EXHIBIT 3.1




                                CERTIFICATE OF MERGER OF
                              EASTSIDE HOLDING CORPORATION
                                a Georgia corporation,
                                     WITH AND INTO
                             WESTSIDE FINANCIAL CORPORATION
                                 a Georgia corporation



    Pursuant to the provisions of Section 14-2-1105(b) of the Georgia Business Corporation Code, the undersigned corporation files this Certificate of Merger.

    1. The names of the corporations merging and the name of the surviving corporation are as follows:

        (a) The merging corporations are EASTSIDE HOLDING CORPORATION, INC., a Georgia corporation, ("Eastside") and WESTSIDE FINANCIAL CORPORATION, INC., a Georgia corporation ("Westside"); and

        (b) Westside shall be the surviving corporation (the "Surviving Corporation").

    2. Effective as of the effective date of the Merger, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows:

    "The name of the corporation is First Sterling Banks, Inc." All other provisions of the Articles of Incorporation of the Surviving Corporation shall remain in full force and effect.

    3. An executed Merger Agreement which sets forth the plan of merger is on file at the principal place of business of the Surviving Corporation, which is 1200 Barrett Parkway, Kennesaw, Georgia 30144.

    4. A copy of the Merger Agreement will be furnished by the Surviving Corporation upon request and without cost to any shareholder of any corporation that is a party to the merger or whose shares are involved in the merger.

    5. The shareholders of Eastside, upon recommendation of the Board of Directors of Eastside, duly approved the Merger at a special shareholders' meeting on July 16, 1996.

    6. Approval by the shareholders of Westside was not required.

    7. The Merger shall be effective on the 31st day of July, 1996.

    IN WITNESS WHEREOF, the Surviving Corporation causes this Certificate of Merger to be executed in its name by its President and attested to by its Secretary this 17th day of July, 1996.



                                  WESTSIDE FINANCLKL CORPORATION

     [CORPORATE SEAL]


                                     By: /s/ Edward C. Milligan
                                        ------------------------
                                        Edward C. Milligan, President

ATTEST:


/s/ Barbara J. Bond
--------------------
Barbara J. Bond, Secretary